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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

             CURRENT REPORT FILED PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                 DATE OF REPORT
                 (DATE OF EARLIEST EVENT REPORTED): JUNE 7, 2002


                        ENCHIRA BIOTECHNOLOGY CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


         DELAWARE                        0-21130                  04-3078857

(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)    (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)


                           4200 RESEARCH FOREST DRIVE
                           THE WOODLANDS, TEXAS 77381
                              (ADDRESS OF PRINCIPAL
                                EXECUTIVE OFFICES
                                  AND ZIP CODE)


                                 (281) 419-7000
                             (REGISTRANT'S TELEPHONE
                          NUMBER, INCLUDING AREA CODE)



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ITEM 5. OTHER EVENTS

      On June 7, 2002, Enchira Biotechnology Corporation (the "Company") issued a press release announcing that the Nasdaq Stock Market has approved the company's request to transfer its common stock to the Nasdaq SmallCap Market from the Nasdaq National Market effective opening of business, June 7, 2002. The stock will continue trading under the symbol ENBC. The company requested the transfer to the Nasdaq SmallCap Market because it was unable to meet the $1.00 per share closing bid requirement of the Nasdaq National Market for the minimum number of consecutive trading days. The Nasdaq SmallCap Market has the same $1.00 closing bid requirement, but the company has until at least August 13, 2002 to demonstrate compliance with such requirement under Nasdaq SmallCap Market rules for a period of at least ten consecutive trading days. If the company fails to demonstrate compliance by August 13, 2002, the company may be eligible for a grace period of 180 days after such date to demonstrate compliance with the $1.00 closing bid requirement if the company is in compliance with the Nasdaq SmallCap Market core listing standards.

      The press release is filed as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 7.  EXHIBITS

      Exhibit 99.1  -- Press Release



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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              ENCHIRA BIOTECHNOLOGY CORPORATION

Date: June 7, 2002.

                              By:   /s/ PAUL G. BROWN, III
                                 ---------------------------------------------
                                    Paul G. Brown, III
                                    President, Chief Financial Officer and
                                    Vice President, Finance and Administration